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EXHIBIT 21

SUBSIDIARIES OF U S WEST, INC.

1.   U S WEST Communications Group, Inc., a Colorado corporation
        -  U S WEST Communications, Inc., a Colorado corporation
        -  U S WEST Communications Federal Services, Inc., a
                Colorado corporation
        - U S WEST Communications Services, Inc., a Colorado corporation
        - U S WEST Enhanced Services, Inc., a Washington corporation

2.   U S WEST Business Resources, Inc., a Colorado corporation

3.   U S WEST Capital Corporation, a Colorado corporation
        - Financial Security Assurance Holdings, Ltd., a New York corporation (Subsidiaries performing various reinsurance services omitted: 4 U.S., 1 foreign)
        - U S WEST Financial Services, Inc., a Colorado corporation (Subsidiaries performing various financial services omitted: 11 U.S., 7 foreign)

4.   U S WEST Capital Funding, Inc., a Colorado corporation

5. U S WEST International Holdings, Inc., a Delaware corporation
        -  U S WEST International, Inc., a Colorado corporation
                (Subsidiaries providing cable, cellular, and wireless telecommunications services in foreign countries omitted: 15 U.S., 10 foreign)

6.   U S WEST Investments, Inc., a Colorado corporation
        -  U S WEST Real Estate, Inc., a Colorado corporation
                (Subsidiaries holding various real estate investments omitted: 8 U.S.)
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7.   U S WEST Marketing Resources Group, inc., a Colorado
                corporation
        - Interactive Video Enterprises, Inc., a Colorado corporation
        - U S WEST Interactive Services, Inc., a Colorado corporation
        -  LOCALTouch Holdings, Inc., a Colorado corporation
                (Subsidiaries providing specialized directory services omitted: 2 U.S.)
        -  Please Hold Promotions, Inc., an Arizona corporation

8.   U S WEST MFT Co., a Delaware corporation

9.   U S WEST Multimedia Communications, Inc., a Colorado
                corporation
        - Southern Multimedia Communications, Inc., a Delaware corporation (Subsidiaries providing cable services omitted: 12 U.S.)

10.  U S WEST NewVector Group, Inc., a Colorado corporation
                (Subsidiaries providing cellular and paging services omitted: 16 U.S.)

11.  U S WEST PCS Holdings, Inc., a Delaware corporation

12. U S WEST Personal Communications Development, Inc., a Colorado corporation

13.  U S WEST SPF Co., a Colorado corporation

14.  U S WEST SPF Co. II, a Delaware corporation

15.  U S WEST Technologies, Inc., a Colorado corporation

16.  Western Range Insurance Co., a Vermont Corporation